V. I. TECHNOLOGIES, INC.

SECTION 16(a) POWER OF ATTORNEY

This statement confirms that the undersigned has authorized and designated each of
Megan Gates, Michael Harrington, Asya Alexandrovich and John R. Barr his attorneys-
in-fact to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of V.I. Technologies, Inc. The authority of such persons under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of V.I.
Technologies, Inc., unless earlier revoked in writing.  The undersigned acknowledges that such persons are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.

Date:   May 17, 2005     /s/ Graham P. Allaway
       Name: Graham P. Allaway